UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2015

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 8, 2015, Equinix, Inc. (“Equinix”), as borrower, and its subsidiaries Equinix LLC, Switch & Data LLC and Equinix (US) Enterprises, Inc., as guarantors, entered into an amendment (the “Amendment”) of the Credit Agreement entered into December 17, 2014, among Equinix, as borrower, certain subsidiaries of Equinix, as guarantors, a syndicate of financial institutions, as lenders (each a “Lender” and together, the “Lenders”), Bank of America, N.A., as administrative agent, a Lender and L/C issuer, JPMorgan Chase Bank, N.A. and TD Securities (USA) LLC, as co-syndication agents, Barclays Bank PLC, Citibank, N.A., Royal Bank of Canada and ING Bank N.V., Singapore Branch, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J. P. Morgan Securities LLC and TD Securities (USA) LLC, as joint lead arrangers and book runners (as amended by a first amendment on April 30, 2015, the “Original Credit Agreement”).

The Original Credit Agreement provided for a senior secured credit facility of $1,500,000,000, comprised of (i) a $1,000,000,000 senior secured multi-currency revolving credit facility (the “Revolving Credit Facility”) and (ii) a $500,000,000 senior secured term loan facility in four foreign currencies. Pursuant to the Amendment, (i) the aggregate amount of commitments under the Revolving Credit Facility was increased by $500,000,000 to $1,500,000,000 and (ii) Equinix received commitments from Lenders for an additional $250,000,000 term loan (collectively, the “USD Term B Loan Commitment”) and for a £300,000,000 term loan (collectively, the “Sterling Term B Loan Commitment” and, together with the USD Term B Loan Commitment, collectively, the “Term B Loan Commitments”). Equinix may, subject to customary conditions precedent, borrow the full amount of the Term B Loan Commitments in a single borrowing on or before June 30, 2016. The loans made under the Term B Loan Commitments (the “Term B Loans”) must be repaid in equal quarterly installments of 0.25% of the original principal amount of the Term B Loans, with the remaining amount outstanding to be repaid in full on the seventh anniversary of the funding date of the Term B Loans. Once repaid, amounts borrowed under the Term B Loan Commitments may not be reborrowed.

The Term B Loans made under the USD Term B Loan Commitment will bear interest at an index based on LIBOR (with such rate deemed to be 0.75% per annum if LIBOR is less than 0.75% per annum) plus a margin of 3.25% or, at the option of Equinix, the Base Rate (defined as the highest of (a) the Federal Funds Rate (with such rate deemed to be zero if the Federal Funds Rate is less than zero) plus 1/2 of 1%, (b) the Bank of America prime rate and (c) one-month LIBOR plus 1.00%, plus a margin of 2.25%. The Term B Loans made under the Sterling Term B Loan Commitment will bear interest at an index based on LIBOR (with such rate deemed to be 0.75% per annum if LIBOR is less than 0.75% per annum) plus a margin of 3.75%. A ticking fee shall be payable quarterly in arrears and shall accrue on the total unfunded Term B Loan Commitments from and after January 8, 2016 until the expiration, termination or funding of the Term B Loan Commitments. The ticking fee is, initially, equal to 50% of the applicable margin for the Term B Loans and increases on February 8, 2016 to LIBOR (with such rate deemed to be 0.75% per annum if LIBOR is less than 0.75% per annum) plus the applicable margin for Term B Loans. The Term B Loans will be funded with original issue discount.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2015.

Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., HSBC Bank USA and Goldman Sachs Bank USA and/or their respective affiliates have in the past provided investment banking services to Equinix. Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., TD Securities (USA) LLC, HSBC Bank USA, MUFG Union Bank, N.A. and U.S. Bank National Association and/or their respective affiliates have in the past provided lending services to Equinix.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

Please refer to the description of the Amendment disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: December 11, 2015	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer